Exhibit 10.50

AMENDMENT TO
SIDE LETTER AGREEMENT WITH
JAMES E. DWYER, JR.

WHEREAS, Post Holdings, Inc., together with its affiliated companies (the “Company”) and James E. Dwyer, Jr. (“Executive”) (collectively, the “Parties”) previously entered into a side letter agreement effective October 2, 2015 (“Agreement”);
WHEREAS, the compensation and benefits promised to Executive under the Agreement were conditioned on Executive being employed as the President and CEO of the Michael Foods business;
WHEREAS, Post Holdings, Inc. (“Post”) announced on January 11, 2018, the transition of Executive’s role from President and CEO of the Michael Foods business to the head of Post’s Private Brands business (“New Role”);
WHEREAS, Executive currently serves in his New Role, but is legally employed (for payroll and benefits purposes) by an employer within the Michael Foods business;
WHEREAS, Post is contemplating entering into a transaction to sell an equity interest in the Private Brands business to an unaffiliated buyer (“Transaction”);
WHEREAS, it is Post’s intent to transfer Executive’s employment for payroll and benefits purposes from his current employer to a Private Brands entity such as Dakota Growers Pasta Company, Inc. (“New Employer”) prior to the closing of the Transaction, and to assign this Agreement to the New Employer prior to the closing of the Transaction;
WHEREAS, it is the intent of the Parties that the compensation and benefits promised to Executive under the Agreement shall apply to Executive in his New Role; and
WHEREAS, in keeping with the foregoing, the Parties wish to amend the Agreement with this writing (“Amendment”).
NOW, THEREFORE, effective upon Executive’s execution of this Amendment, or as otherwise provided below, the Agreement is hereby amended as follows:

1.
Contingent upon and effective upon the transfer of the Executive’s employment to a New Employer, the Company hereby assigns its rights and obligations under the Agreement to such New Employer without further action, such that the New Employer that employs Executive, and Executive, shall be the sole parties to the Agreement.

2.	The definition of Current Position in the Agreement is hereby amended to read “head of the Private Brands business” rather than President and CEO of the Michael Foods business.

IN WITNESS WHEREOF, the Executive and the Company have caused this Amendment to be executed on the dates set forth below.

James E. Dwyer, Jr.	Company

/s/ James E. Dwyer, Jr.	/s/ Robert V. Vitale
By: Robert V. Vitale

Title: President and CEO
7/31/18
Date	Date: 8/02/18

Dakota Growers Pasta Company, Inc. accepts the assignment of the Agreement effective as set forth in this Amendment:

/s/ Diedre J. Gray
Diedre J. Gray
Secretary
Dakota Growers Pasta Company, Inc.

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